INDEPENDENT AUDITORS’ CONSENT

We consent to the use in the Registration Statement of Darwin Resources Corp. on Form SB-2 Amendment No. 1 of our Independent Auditors’ Report, dated February 18, 2005, on the balance sheet of Darwin Resources Corp. as at January 31, 2005 and the related statements of operations, cash flows, and stockholders’ equity for the period from inception, October 1, 2004, to January 31, 2005.

In addition, we consent to the reference to us under the heading “Interests of Named Experts and Counsel” in the Registration Statement.

Vancouver, Canada                                                                                                                                                                                                                                                    “Morgan & Company”

April 20, 2005                                                                                                                                                                                                                                                             Chartered Accountants

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